UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, at the annual meeting of shareholders of Insmed Incorporated (the “Company” and the “Annual Meeting”), the Company’s shareholders approved the Insmed Incorporated Amended and Restated 2019 Incentive Plan (the “2019 Incentive Plan”), which was previously adopted by the Company’s Board of Directors (the “Board”).

A summary of the material terms and conditions of the 2019 Incentive Plan is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2023 (the “Proxy Statement”) under “Proposal No. 5: Approval of the Insmed Incorporated Amended and Restated 2019 Incentive Plan,” which summary is incorporated herein by reference. This summary is qualified in its entirety by, and should be read in conjunction with, the 2019 Incentive Plan, which was included as Appendix A to the Proxy Statement.

ITEM 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2023, the Board amended the Company’s Amended and Restated Bylaws to, among other things, (i) enhance disclosure and procedural requirements in connection with shareholder nominations of directors, including by (a) requiring any shareholder submitting a nomination notice to make a representation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) requiring nominating shareholders to provide reasonable evidence, on request of the Company, that certain requirements of such rule have been satisfied, (c) permitting the Company to disregard proxies or votes solicited for such shareholders’ nominees if such shareholder fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) and (d) incorporating other technical changes in light of the universal proxy rules adopted by the Securities and Exchange Commission, and (ii) provide that the number of directors constituting the Board shall be designated by a resolution of the Board.

The preceding summary of the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the amended and restated bylaws attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.07 – Submission of Matters to a Vote of Security Holders.

A total of 136,428,466 shares of the Company’s common stock were entitled to vote as of March 14, 2023, the record date for the Annual Meeting. There were 122,778,117 shares present in person or by proxy at the Annual Meeting, at which shareholders voted on five proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such matter.

Proposal 1.          Election of Three Class II Directors.

By the following votes, shareholders elected Elizabeth McKee Anderson, Clarissa Desjardins, Ph.D. and David W.J. McGirr to serve as Class II directors until the Company’s 2026 Annual Meeting of Shareholders:

	For	Withheld	Broker Non-Votes
Elizabeth McKee Anderson	87,802,723	24,914,228	10,061,166
Clarissa Desjardins, Ph.D.	100,205,259	12,511,692	10,061,166
David W.J. McGirr	99,507,941	13,209,010	10,061,166

Proposal 2.          Advisory Vote on the 2022 Compensation of Named Executive Officers.

By the following vote, shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in the Proxy Statement:

For	Against	Abstentions	Broker Non-Votes
107,704,649	4,953,460	58,842	10,061,166

Proposal 3.          Advisory Vote on the Frequency of Future Shareholder Advisory Votes on the Compensation of Named Executive Officers.

By the following vote, shareholders voted, on an advisory, non-binding basis, to hold future advisory votes on the compensation of the Company’s named executive officers every [one year]:

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
112,492,825	39,256	132,313	52,557	10,061,166

Proposal 4.          Ratification of the Appointment of an Independent Registered Public Accounting Firm.

By the following vote, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

For	Against	Abstentions
118,039,703	4,692,773	45,641

Proposal 5.          Approval of the Insmed Incorporated Amended and Restated 2019 Incentive Plan.

By the following vote, shareholders approved the 2019 Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
101,645,357	11,014,232	57,362	10,061,166

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company (effective as of May 11, 2023).
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2023	INSMED INCORPORATED

	By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	General Counsel and Corporate Secretary